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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            INTUIT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                              [INTUIT LETTERHEAD]


                                December __, 2000

Name
Address
Address
Address

Dear ___________:

A number of proposals have been submitted to your firm for approval in our recent Proxy Statement. I feel it is important to share with you some information that may be helpful as you consider your proxy voting decision.

PROPOSAL #2: 9,700,000 SHARE INCREASE TO THE 1993 EQUITY INCENTIVE PLAN

Intuit's 1993 Equity Incentive Plan is essential to our ability to attract and retain top-notch talent. The employment environment in Silicon Valley remains extremely competitive. We continue to face even greater competition as we expand our web-based businesses, because we must compete for talent with Internet start-up companies that can offer extremely attractive equity compensation. Competitive stock compensation is necessary to enable us to attract talent and to continue to grow our business and hiring and retaining good people has never been more difficult.

Additional matters you may want to consider include the following:

1. The share increase of 9,700,000 represents approximately 4.7% of the total common stock outstanding.

2. Over the past three years, dilution from annual options granted under the 1993 Equity Incentive Plan, net of cancellations, has declined from 5.1% in 1998 to 2.3% in the most recent period ending October 31, 2000.

3. We have not, in the past, granted stock bonus awards or options under the 1993 Equity Plan with an exercise price below fair market value on the date of grant. We do not expect to do so in the foreseeable future except in extraordinary circumstances. Although we are not currently contemplating any "extraordinary circumstances," one possibility would be a critical strategic acquisition in which our traditional compensation vehicles are not sufficient to retain a key employee.


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December __, 2000
Page 2


I firmly believe that this proposal is in the best interests of Intuit's stockholders and I urge you to support us in our efforts to attract and retain the employees that are key to our future success.

Thank you for your time and attention in considering these important issues.

Sincerely,

/s/ Linda Fellows
----------------------------------------------
Linda Fellows
Vice President, Treasurer - Investor Relations